Exhibit 31.3

CERTIFICATION

I, Julian Nebreda, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Fluence Energy, Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 17, 2025

Fluence Energy, Inc.

By:	/s/ Julian Nebreda
Julian Nebreda
Chief Executive Officer and President
(Principal Executive Officer)